Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pinnacle Financial Partners, Inc. (the “Company”) of our report dated December 22, 2023 on the consolidated financial statements of Bankers Healthcare Group, LLC and Subsidiaries as of September 30, 2023 and 2022, which is included as an exhibit in the Annual Report on Form 10-K filed by Pinnacle Financial Partners, Inc. on February 26, 2024.

/s/Crowe LLP

New York, New York
April 26, 2024